UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2018

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, RAIT Financial Trust’s (“RAIT”) 4.00% Convertible Senior Notes due 2033 (the “4% Notes”) provided that each holder of the 4% Notes had the right (the “4% Notes Repurchase Right”), at such holder’s option, to require RAIT to repurchase for cash on October 1, 2018 all or a specified portion of such holder’s 4% Notes for the principal amount of, and any accrued and unpaid interest on, such 4% Notes.  On October 1, 2018, RAIT repurchased and cancelled $67,943,000 aggregate principal amount of the 4% Notes pursuant to the exercise by the holders of these 4% Notes of the 4% Notes Repurchase Right, leaving $279,000 aggregate principal amount of 4% Notes outstanding (the “Remaining 4% Notes”).  On October 2, 2018, RAIT notified the Trustee for the 4% Notes that RAIT would exercise its right under the terms of the 4% Notes to optionally redeem and cancel the Remaining 4% Notes on November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

October 3, 2018	By:	/s/ John J. Reyle
Name: John J. Reyle
Title: Chief Executive Officer,
President and General Counsel